UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2023

ROC Energy Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41103	87-2488708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16400 Dallas Parkway

Dallas, Texas 75248

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 392-6180

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Common Stock, $0.0001 par value, and one Right to receive one-tenth of one share of Common Stock	ROCAU	The Nasdaq Stock Market LLC

Common Stock, $0.0001 par value per share	ROC	The Nasdaq Stock Market LLC

Rights, each exchangeable into one-tenth of one share of Common Stock	ROCAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

Merger Agreement Amendment

On June 5, 2023, ROC Energy Acquisition Corp., a Delaware corporation (“ROC”), ROC Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Drilling Tools International Holdings, Inc., a Delaware corporation (“DTI”) entered into the First Amendment to the Agreement and Plan of Merger (the “Merger Agreement Amendment”), which amends the Agreement and Plan of Merger, dated as of February 13, 2023, by and among ROC, Merger Sub, and DTI (the “Merger Agreement”). The Merger Agreement Amendment provides for: (1) DTI’s consent to the amendment, pursuant to and substantially in the form as presented in ROC’s definitive proxy statement dated May 17, 2023, of (a) ROC’s amended and restated certificate of incorporation and (b) the investment management trust agreement, dated December 1, 2021, by and between ROC and Continental Stock Transfer & Trust Company, a New York corporation (“CST”); (2) the amendment of section 8.10 of the Merger Agreement to replace the text of such section with “8.10 [Intentionally Omitted];” and (3) the amendment of Section 10.01 of the Merger Agreement to (a) replace the phrase “Termination Date” with “June 6, 2023” in subsections 10.01(b)(ii) and 10.01(c)(ii), and (b) add the word “or” immediately prior to “(iii)” in subsection 10.01(c).

The above description of the Merger Agreement Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement Amendment, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Amended & Restated Escrow Agreement

On June 8, 2023, ROC, CST and certain stockholders of ROC (the “Founders”) entered into an amended and restated stock escrow agreement (the “Amended and Restated Stock Escrow Agreement”), which amended and restated the stock escrow agreement, dated December 1, 2021, between ROC, CST and the Founders.

The purpose of the Amended and Restated Escrow Agreement is to align the Founders’ restrictions on transfer with respect to all shares of ROC's common stock they own, to those of the lock-up agreement, which will be entered into between ROC and certain stockholders of DTI, in connection with the closing of the business combination, pursuant to the terms of the Merger Agreement.

The above description of the Amended and Restated Stock Escrow Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended and Restated Stock Escrow Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1	First Amendment to the Agreement and Plan of Merger, dated as of June 5, 2023
10.1	Stock Escrow Agreement, dated December 1, 2021, by and between ROC Energy Acquisition Corp., the Sponsor and Continental Stock Transfer & Trust Company, as escrow agent (incorporated by reference to Exhibit 10.3 to ROC Energy Acquisition Corp.’s Current Report on Form 8-K (File No. 001-41103) filed with the SEC on December 7, 2021).
10.2	Amended and Restated Stock Escrow Agreement, dated as of June 8, 2023, between ROC Energy Acquisition Corp., Continental Stock Transfer & Trust Company and certain stockholders of ROC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2023	ROC Energy Acquisition Corp.

	By:	/s/ Daniel Jeffrey Kimes
		Name:	Daniel Jeffrey Kimes
		Title:	Chief Executive Officer